Exhibit 3.6

EXECUTION VERSION

SECOND AMENDED AND RESTATED
LIMITED LIABILITY COMPANY AGREEMENT

of

CAB WEST LLC
(a Delaware Limited Liability Company)

by

CAB WEST HOLDINGS, LLC,
as Member

Dated as of February 5, 2003,
as amended and restated as of December 1, 2015

i

Exhibit A                                             Form of Specification Notice

ii

SECOND AMENDED AND RESTATED LIMITED LIABILITY COMPANY AGREEMENT, dated as of February 5, 2003, as amended and restated as of December 1, 2015 (this “Agreement”), of CAB West LLC, a Delaware limited liability company, by CAB West Holdings, LLC, a Delaware limited liability company, as the sole Member of the Company.

BACKGROUND

Ford Credit established CAB West LLC under a Certificate of Formation, dated and effective as of January 17, 2003, and entered into a Limited Liability Company Agreement, dated as of February 5, 2003, to govern its activities and the conduct of its business.

Under an Initial Specified Interest Contribution Agreement, dated as of November 1, 2004, between Ford Credit and Holdings, Ford Credit contributed, transferred and assigned to Holdings its entire limited liability company interest in the Company, together with its rights as initial member of CAB West LLC.

Holdings, Ford Motor Credit Company LLC, as Titling Company Administrator, and U.S. Bank National Association, as Titling Company Registrar, entered into an Amended and Restated Limited Liability Company Agreement, dated as of November 1, 2004.

Holdings intends to amend and restate the Amended and Restated Limited Liability Company Agreement to remove the Titling Company Registrar and the Titling Company Administrator and make certain other changes, all on the terms in this Agreement.

Holdings agrees as follows:

ARTICLE I
DEFINITIONS AND USAGE

Section 1.1.                                 Definitions.  Capitalized terms used in this Agreement are defined below.  Capitalized terms used but not defined in this Agreement have, for a Specified Interest, the meanings given in the related Servicing Agreement.

“Act” means the Delaware Limited Liability Company Act, 6 Del. C. § 18-101 et seq.

“Affiliate” means, for a specified Person, another Person controlling, controlled by or under common control with the specified Person.  For the purposes of this definition, “control” when used with respect to any Person means the power to direct the management and policies of the Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise.

“Agreement” has the meaning stated in the preamble.

“Authorized Officers” has the meaning stated in Section 4.11(a).

“Bankruptcy Code” means the United States Bankruptcy Code, Title 11 of the United States Code.

“Basic Documents” means this Agreement and any Titling Company Note Agreements, Titling Company Notes, Servicing Agreements and other agreements relating to the issuance of Securities, including the documents and certificates delivered in connection with those agreements.

“Board of Managers” has the meaning stated in Section 4.1.

“Certificate of Formation” means the Certificate of Formation of the Company, dated and effective as of January 17, 2003, as amended and restated as of August 18, 2004.

“Certificate of Title” means the certificate of title of a Leased Vehicle.

“Code” means the Internal Revenue Code of 1986.

“Collection Period” has, for a Specified Interest, the meaning stated in the related Servicing Agreement.

“Collections” has, for a Specified Interest, the meaning stated in the related Servicing Agreement.

“Company” means CAB West LLC, a Delaware limited liability company.

“Ford Credit” means Ford Motor Credit Company LLC, a Delaware limited liability company.

“Holdings” means CAB West Holdings, LLC, a Delaware limited liability company.

“Indemnified Party” has the meaning stated in Section 7.2(a).

“Independent Manager” means an individual who:

(a)                                 at the time of appointment as a manager and during the five years immediately before appointment, and so long as the individual is a Manager of the Company, is not (i) a manager, director, officer or employee of Ford Credit or its Affiliates (other than as an Independent Manager or other similar capacity), (ii) a manager, director, officer or employee of a company which is a supplier of Ford Credit or its Affiliates (other than for services described in clause (c) below), (iii) a beneficial owner of the number of shares of any class of common stock of Ford Credit or its Affiliates the value of which is more than 3% of the individual’s net worth or (iv) a member of the immediate family of an individual described in clauses (i) through (iii);

(b)                                 has prior experience as an independent director or independent manager for a company whose organizational documents required the unanimous consent of all independent directors or independent managers of the company before it could consent to the institution of bankruptcy or insolvency proceedings against it or could file a petition seeking relief under any applicable federal or state bankruptcy law; and

(c)                                  has at least three years of employment experience with one or more companies that provide, in the ordinary course of their businesses, independent director or independent manager placement services to depositors and issuers of asset-backed securities and special-purpose entities used in securitization or structured finance transactions.

“Insolvency Event” means, for a Person, (a) the making of a general assignment for the benefit of creditors, (b) the filing of a voluntary petition in bankruptcy, (c) being adjudged bankrupt or insolvent, or having had entered against the Person an order for relief in any bankruptcy or insolvency proceeding, (d) the filing by the Person of a petition or answer seeking reorganization, liquidation, dissolution or similar relief under any law, (e) seeking, consenting to or acquiescing in the appointment of a trustee, liquidator, receiver or similar official of the Person or of all or any substantial part of the Person’s assets, (f) the failure to obtain dismissal or a stay within 60 days of the start of or the filing by the Person of an answer or other pleading admitting or failing to contest the material allegations of a petition filed against the Person in any proceeding against the Person seeking (i) reorganization, liquidation, dissolution or similar relief under any law or (ii) the appointment of a trustee, liquidator, receiver or similar official of the Person or of all or any substantial part of the Person’s assets or (g) the failure by the Person generally to pay its debts as they become due.

“Lease” means any lease agreement for a motor vehicle entered into between a Lessee and a motor vehicle dealer and assigned by the dealer to the Company under an existing agreement between the dealer and Ford Credit.

“Lease File” has, for a Lease and a Specified Interest, the meaning stated in the related Servicing Agreement.

“Leased Vehicle” means a motor vehicle, together with all attached items or accessories, that is subject to a Lease.

“Lessee” means the lessee of a Leased Vehicle under a Lease or any Person who is obligated to make payments on the Lease.

“Lien” means a security interest, lien, charge, pledge, equity or encumbrance.

“Manager” has the meaning stated in Section 4.2.

“Member” means Holdings or a Substitute Member, each in its capacity as a member of the Company, but will not include a Special Member.

“Opinion of Counsel” means a written opinion of counsel, which counsel may be an employee of Ford Credit or an Affiliate or may provide legal services to Ford Credit or an Affiliate.

“Permitted Activities” has the meaning stated in Section 2.4(a).

“Person” means a legal person, including a corporation, natural person, joint venture, limited liability company, partnership, trust, business trust, association, government, a department or agency of a government or any other entity.

“Rating Agency” means, for any outstanding Securities, each nationally recognized statistical rating organization engaged by Ford Credit, the Member or the Company to rate the Securities.

“Rating Agency Condition” means, for an action or request and a Rating Agency, the satisfaction of either of the following conditions, according to the then-current policies of the Rating Agency for that action or request:

(a)                                 the Rating Agency has notified the Company and the Servicer that the proposed action or request will not result in a downgrade or withdrawal of its then-current rating on any outstanding Securities for which it is a Rating Agency; or

(b)                                 the Company has given ten business days’ prior notice to the Rating Agency and the Rating Agency has not notified the Company and the Servicer before the end of the ten-day period that the action will result in a downgrade or withdrawal of its then current rating on any of the outstanding Securities for which it is a Rating Agency.

“Schedule of Leases and Leased Vehicles” has the meaning stated in Section 5.3(b)(iv).

“Security” means, for a Specified Interest, (a) a Titling Company Note relating to the Specified Interest or (b) any security or other debt obligation that is secured primarily by the Titling Company Note.

“Servicer” has the meaning stated in Section 5.5(a).

“Servicing Agreement” has the meaning stated in Section 5.5(a).

“Special Member” means an Independent Manager admitted as a member of the Company under Section 3.4.

“Specification Notice” has the meaning stated in Section 5.3(b).

“Specified Assets” has the meaning stated in Section 5.3(a).

“Specified Interest” has the meaning stated in Section 5.3(a).

“Specified Interest Cutoff Date” has the meaning stated in Section 5.3(b)(iii).

“Specified Interest Issue Date” has the meaning stated in Section 5.3(b).

“Substitute Member” means a Person appointed as a substitute member of the Company under Section 3.4.

“Titling Company Assets” means the Leases and Leased Vehicles, all payments on and proceeds of the Leases and Leased Vehicles and all other assets held by the Company.

“Titling Company Note” means, for a Titling Company Note Specified Interest, a debt obligation of the Titling Company which is issued under a Titling Company Note Agreement and secured by all or a portion of the related Specified Assets.

“Titling Company Note Agreement” means, for a Titling Company Note, the agreement under which such Titling Company Note is issued, including a credit and security agreement, indenture or similar document.

“Titling Company Note Specified Interest” has the meaning stated in Section 5.3(b)(v).

“Titling Company Note Trustee” means, for any Titling Company Note Agreement, any collateral agent, security trustee, indenture trustee or other similar Person designated to hold the security interest in the related Specified Assets for the benefit of the related Titling Company Noteholders.

“Titling Company Noteholder” means a registered holder of a Titling Company Note under the related Titling Company Note Agreement.

Section 1.2.                                 Usage.  The following usage rules apply to this Agreement and any document delivered under this Agreement:

(a)                                 The term “document” includes any document, agreement, instrument, certificate, notice, report, statement or other writing, whether in electronic or physical form.

(b)                                 Accounting terms not defined or not completely defined in this Agreement will have the meanings given to them under generally accepted accounting principles, international financial reporting standards or other applicable accounting principles in effect in the United States.

(c)                                  References to “Article,” “Section,” “Exhibit,” “Schedule,” “Appendix” or another subdivision of or to an attachment are, unless otherwise stated, to an article, section, exhibit, schedule, appendix or subdivision of or an attachment to the document in which the reference appears.

(d)                                 Any document defined or referred to in this Agreement means the document as amended, modified, supplemented, restated or replaced, including by waiver or consent, and includes all attachments to and instruments incorporated in the document.

(e)                                  Any statute defined or referred to in this Agreement means the statute as amended, modified, supplemented, restated or replaced, including by succession of comparable successor statute, and includes any rules and regulations under the statute and any judicial and administrative interpretations of the statute.

(f)                                   References to “law” or “applicable law” in this Agreement include all regulations enacted under such law.

(g)                                  The terms defined in this Agreement apply to the singular and plural forms of those terms.

(h)                                 The term “including” means “including without limitation.”

(i)                                     References to a Person are also to its permitted successors and assigns, whether in its individual or representative capacity.

(j)                                    In the computation of periods of time from one date to or through a later date, the word “from” means “from and including,” the word “to” means “to but excluding,” and the word “through” means “to and including.”

(k)                                 References to a month, quarter or year are, unless otherwise stated, to a calendar month, calendar quarter or calendar year.

Section 1.3.                                 Removal of Titling Company Registrar and Titling Company Administrator.  By their acknowledgement of this Agreement, the Member, the Titling Company Registrar and the Titling Company Administrator agree that (a) U.S. Bank National Association is removed as Titling Company Registrar and will no longer have any right or obligations as Titling Company Registrar and (b) Ford Motor Credit Company LLC is removed as Titling Company Administrator and will no longer have any right or obligations as Titling Company Administrator.

ARTICLE II
ORGANIZATION

Section 2.1.                                 Formation, Name, Location of Office.

(a)                                 Formation.  The Company was formed effective January 17, 2003 by the execution, delivery and filing of the Certificate of Formation with the Secretary of State of the State of Delaware by an “authorized person” within the meaning of the Act, which actions are ratified and confirmed.  On filing of the Certificate of Formation, the powers of the “authorized person” ceased and the Member became the designated “authorized person” and continues as the designated “authorized person” within the meaning of the Act.  The Member will execute or cause to be executed all other documents, and will do or cause to be done all filings, recordings, publishing and other acts necessary or advisable to comply with all requirements for the formation and/or operation and, when appropriate, termination of a limited liability company in the State of Delaware and all other jurisdictions where the Company intends to conduct any activities.

(b)                                 Name.  The name of the limited liability company governed by this Agreement is “CAB West LLC” and the business of the Company will be carried on in this name.

(c)                                  Location of Office. The principal office of the Company will be c/o Ford Motor Credit Company LLC, One American Road, Suite 2411, Dearborn, Michigan 48126, Attention: Corporate Secretary, or another place or places the Board of Managers may designate.

(d)                                 Series Interests.  Under Section 18-215(a) of the Act, the Company will issue one or more series of limited liability company interests.

(e)                                  Limited Liability of Series.  Under Section 8-215(b) of the Act, there will be a limitation of each series of limited liability company interests such that (i) the debts, liabilities, obligations and expenses incurred, contracted for or otherwise existing for a particular series will be enforceable against the assets of such series only, and not against the assets of the Company generally or the assets of any other series and (ii) none of the debts, liabilities, obligations and expenses incurred, contracted for or otherwise existing of the Company generally or any other series will be enforceable against the assets of such series.

Section 2.2.                                 Registered Office in Delaware.  The registered office of the Company in the State of Delaware is located at 1209 Orange Street, County of New Castle, in the City of Wilmington.

Section 2.3.                                 Registered Agent.  The name and address of the registered agent of the Company for service of process on the Company in the State of Delaware is The Corporation Trust Company, 1209 Orange Street, County of New Castle in the City of Wilmington.

Section 2.4.                                 Purposes and Powers; Restrictions.

(a)                                 Permitted Activities.  The limited purposes for which the Company is organized are to engage in the following activities (“Permitted Activities”):

(i)                                     to acquire and hold title to Leases, Leased Vehicles and other Titling Company Assets for the benefit of the Member;

(ii)                                  to borrow from Ford Credit to finance the purchase of Leases and Leased Vehicles;

(iii)                               to assign or otherwise transfer title to Leases, Leased Vehicles and Titling Company Assets to, or to the order of, the Member;

(iv)                              to issue one or more Titling Company Notes for the related Specified Interest, entering into the related Titling Company Note Agreement and pledging any or all of the related Specified Assets to the Titling Company Note Trustee to secure such Titling Company Notes, in each case, individually or jointly and severally with other similar titling company Affiliates;

(v)                                 to engage in such other activities as may be necessary, convenient or advisable in connection with holding title to the Leased Vehicles and other Titling Company Assets, the management of the Titling Company Assets and the making of distributions to the Member and payments to any Titling Company Noteholders;

(vi)                              to establish bank accounts for the Company;

(vii)                           to execute applications or other documents or take any other action in connection with the qualification, licensing or authorization of the Company to engage in business in any jurisdiction; and

(viii)                        to engage in any activity and to exercise any powers permitted to limited liability companies under the laws of the State of Delaware that are related or incidental to the purposes and powers described above and are necessary or advisable to accomplish those purposes and powers.

(b)                                 Entry into Basic Documents.  The Company, by or through any Manager or any Authorized Officer on behalf of the Company, may enter into and perform its obligations under the Basic Documents without any further act, vote or approval of any other Person.  This authorization will not be considered a restriction on the powers of any Manager or any Authorized Officer to enter into other agreements on behalf of the Company.

(c)                                  Restricted Activities.  The Company will not, without satisfying the Rating Agency Condition, do any of the following:

(i)                                     engage in any business or activity other than a Permitted Activity;

(ii)                                  create, incur or assume any indebtedness or issue any security unless the indebtedness or security (A) has no recourse to any assets of the Company other than the assets to which the indebtedness or security relates and (B) is not a claim against the Company if cash flow from the assets securing or collateralizing the indebtedness or security is insufficient to repay the debt, and if the indebtedness or security is considered a claim against the Company generally or against any other assets securing or collateralizing any other indebtedness or security of the Company, the claim will be subordinate to the claims of the indebtedness or security to which those assets relate;

(iii)                               create, incur or assume any indebtedness or issue any security unless the debt or security holders (A) agree or are considered to have agreed that the related debt, liabilities and obligations will be enforceable against the assets securing or collateralizing the indebtedness or security only, and not against the assets of the Company generally or against any other assets securing or collateralizing any other indebtedness or security of the Company and (B) agree or are considered to have agreed that if the debt or security holders are considered to have any interest in the assets of the Company generally or any other assets collateralizing or securing any other indebtedness or security of the Company, their interest in those assets will be subordinate to claims or rights of the other debt or security holders to those assets and that the agreement will be a subordination agreement for purposes of Section 510(a) of the Bankruptcy Code;

(iv)                              become or remain liable, directly or contingently, under any indebtedness or other liability of any other Person, whether by guarantee, endorsement (other than endorsements of negotiable instruments for deposit or collection in the ordinary course of business), agreement to purchase or purchase, agreement to supply or advance funds, or otherwise, except in connection with a Permitted Activity;

(v)                                 make or allow to exist any loans or advances to, or extend any credit to, or make any investments (by way of transfer of property, contributions to capital, purchase of stock or securities or evidences of indebtedness, acquisition of the business or assets, or otherwise) in, any Affiliate other than in connection with Permitted Activities, except that the Company will not be prohibited from causing a distribution of funds to the Member or from making payments on any Titling Company Notes;

(vi)                              enter into any merger or consolidation with or into any other Person, or convey all or substantially all of its properties and assets to any Person, other than in connection with a Permitted Activity, unless (A) the entity (if other than the Company) formed as a result of or surviving the merger or consolidation, or which acquires the Company’s properties and assets is (i) organized and existing under the laws of the State of Delaware, (ii) assumes the Company’s obligations under the Basic Documents and (iii) is governed under an organizational document with terms substantially identical to this Section 2.4 and Section 2.5, (B) the Rating Agencies, the Member and any Titling Company Noteholders have received at least ten days’ prior notice of the merger, consolidation or sale of assets, (C) the merger, consolidation or sale of assets will not conflict with the Certificate of Formation and (D) immediately after giving effect to the merger, consolidation or sale of assets, no default or event of default by or relating to the Company has occurred and is continuing under any material agreement to which the Company is a party;

(vii)                           become party to, or permit its properties to be bound by, any indenture, mortgage, contract, agreement or lease, except according to the Basic Documents or any other documents in connection with a Permitted Activity; and

(viii)                        amend or repeal this Section 2.4 or Section 2.5, unless required by the Act.

Section 2.5.                                 Conduct of Business.

(a)                                 Separateness.  The Company will at all times:

(i)                                     maintain its existence as a limited liability company and remain in good standing under the laws of the State of Delaware;

(ii)                                  observe all limited liability company procedures required by this Agreement and the Act;

(iii)                               ensure that (A) its business is at all times managed by or under the direction of the Board of Managers, (B) the Board of Managers has authorized all actions requiring authorization and (C) when required by law or by this Agreement, it has obtained authorization for action from its Member;

(iv)                              maintain its books, financial statements and other documents and records separate from those of the Member, its Affiliates or any other Person;

(v)                                 ensure that its assets are not commingled with those of the Member or its Affiliates, and not hold itself out as being liable for the debts of another;

(vi)                              maintain its bank accounts and books of account separate from those of its Affiliates, the Member or its Affiliates or any other Person or entity; and ensure that its funds and other assets will at all times be readily distinguishable from the funds and other assets of its Affiliates, the Member and its Affiliates or any other Person;

(vii)                           act solely in its own name and through its own managers and agents so as not to mislead others about its identity or the identity of any Affiliate and correct any known misunderstanding about its separate identity, and conduct all oral and written communications, solely in its own name;

(viii)                        separately manage its liabilities from those of the Member and its Affiliates and pay its own liabilities, including all administrative expenses, from its own assets, except that (A) the Member or its Affiliates may pay some of the organizational costs of the Company, and the Company will reimburse the Member or its Affiliates for its allocable portion of shared expenses paid by the Member or its Affiliates and (B) the Member or its Affiliates may pay fees and expenses and indemnify parties under Section 2.5(c);

(ix)                              maintain arm’s length relationships with its Affiliates;

(x)                                 not create, incur or assume any indebtedness or issue any security unless the debt or security holders agree or are deemed to have agreed that, before the date that is one year and one day (or, if longer, any applicable preference period) after the payment in full of all of the debt or securities of the Company and all of the Securities they will not to start or pursue against, or join any other Person in starting or pursuing against, the Company any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings or other proceedings under any bankruptcy or similar law;

(xi)                              operate so that it would not be substantively consolidated for purposes of applicable bankruptcy laws with another entity;

(xii)                           have a sufficient number of Managers and other authorized agents to manage its operations; and

(xiii)                        maintain adequate capital in light of its contemplated business operations.

(b)                                 Corporate Formalities.  The Company will follow all limited liability company formalities, including the maintenance of minute books, and the Company will cause its financial statements to be prepared according to generally accepted accounting principles modified in a manner that indicates the separate existence of the Company and its assets and liabilities.  The Company will not assume the liabilities of the Member or its Affiliates, and will not guarantee the liabilities of the Member or its Affiliates.  The Board of Managers of the Company will make decisions about the business and operations of the Company independent of, and not dictated by, the Member or its Affiliates.

(c)                                  Payments by Member.  The Member or its Affiliates, in their own capacity, may pay fees and expenses of and indemnify parties as provided in the Basic Documents.

Section 2.6.                                 Financial and Tax Reporting.

(a)                                 Fiscal Year.  The fiscal year of the Company for financial and tax reporting purposes will end on December 31 of each year.

(b)                                 Tax Characterization.  The Member intends that the Company not be a separate entity for purposes of federal income tax or state or local income, franchise or other taxes.  The Member agrees that (i) for U.S. federal, state and local income and franchise tax purposes it will treat its interest in each Specified Interest as a direct ownership interest in the related Specified Assets and (ii) it will not elect or permit an election to be made to treat the Company or any Specified Interest as an association or publicly traded partnership taxable as a corporation for U.S. federal income tax purposes under Section 301.7701-3 of the Treasury Regulations.

Section 2.7.                                 Term.  Unless terminated according to this Agreement and the Act, the Company will have perpetual existence.

ARTICLE III
THE MEMBER

Section 3.1.                                 Member.  The name and address of the Member is as follows:

CAB West Holdings, LLC
c/o Ford Motor Credit Company LLC
One American Road
Suite 2411
Dearborn, MI 48126
Attention:  Corporate Secretary

Section 3.2.                                 Powers of Member.  The Member (acting in that capacity) has the authority to take all actions stated in the Certificate of Formation and this Agreement.

Section 3.3.                                 Limited Liability of Member.  Unless stated in any Basic Document, all debts, obligations and liabilities of the Company, whether arising in contract, tort or otherwise, will be solely the debts, obligations and liabilities of the Company, and the Member will not be obligated personally for any debts, obligations or liabilities of the Company solely by reason of being a member of the Company.

Section 3.4.                                 Special Member.  On the occurrence of any event that causes the Member to cease to be a member of the Company (other than (a) on an assignment by the Member of all of its interest in the Company and the admission of the assignee under Section 3.5 or (b) the resignation of the Member and the admission of an additional member of the Company under Section 3.5), each Independent Manager will automatically be admitted to the Company as a Special Member and will continue the Company without dissolution.  No Special Member may resign from the Company or transfer its rights as a Special Member.  Each Special Member will automatically cease to be a member of the Company upon the admission to the Company of a Substitute Member, but will continue to be an Independent Manager.  On the occurrence of any event that causes the last remaining Member to cease to be a member of the Company, the personal representative of the Member is authorized to, and will, within 90 days after the occurrence of the event that terminated the continued membership of the Member in the Company, appoint a Person as a substitute member of the Company (a “Substitute Member”).  Each Special Member will be a member of the Company that has no interest in the profits, losses and capital of the Company and has no right to receive any distributions of the Company’s assets.  Under Section 18-301 of the Act, a Special Member will not be required to make any capital contributions to the Company and will not receive a limited liability company interest in the Company.  A Special Member, in its capacity as a Special Member, may not bind the Company.  Except as required by any mandatory provision of the Act, a Special Member, in its capacity as a Special Member, has no right to vote on, approve or consent to any action by, or matter relating to, the Company, including the merger, consolidation or conversion of the Company.  To implement the admission to the Company of each Special Member, each Independent Manager will execute a counterpart to this Agreement.  Before its admission to the Company as Special Member, no Independent Manager will be a member of the Company.

Section 3.5.                                 Assignments; Additional Members.

(a)                                 Assignments.  The Member may sell, assign or transfer in whole but not in part its interest in the Company without the consent of the Board of Managers or any other Person, except that, so long as any Securities are outstanding, the Member may not sell, assign or transfer its interest in the Company unless (i) the Member delivers an Opinion of Counsel to the Titling Company Noteholders that the sale, assignment and transfer will not cause the Company to be classified as an association or publicly traded partnership taxable as a corporation for U.S. federal income tax purposes and (ii) the Rating Agency Condition is satisfied.  Any attempted sale, assignment or transfer in violation of this Section 3.5(a) will be void from the beginning.  On the assignment by the Member of all of its limited liability company interest in the Company under this Section 3.5(a), the assignee will be admitted to the Company as a member of the Company on its execution of a document stating its agreement to be bound by this Agreement.  Admission will be considered effective immediately before the assignment and, immediately following admission, the assignor Member will cease to be a member of the Company.  Any successor to the Member by merger or consolidation as permitted by the Basic Documents and this Agreement will, without any further act, be the Member under this Agreement, and the merger or consolidation will not be an assignment for purposes of this Agreement and the Company will continue without dissolution.

(b)                                 Resignation of Members.  So long as any Securities are outstanding, the Member may not resign, except as permitted by the Basic Documents and if the Rating Agency Condition is satisfied.  If the Member is permitted to resign under this Section 3.5(b), an additional member of the Company will be admitted to the Company with the consent of the resigning Member, on its execution of a document agreeing to be bound by this Agreement.  Admission will be considered effective immediately before the resignation and, immediately following admission, the resigning Member will cease to be a member of the Company.

(c)                                  Additional Members.  One or more additional members of the Company may be admitted to the Company with the consent of the Member.  However, so long as any Securities are outstanding, no additional Member may be admitted to the Company unless the Rating Agency Condition is satisfied.

ARTICLE IV
MANAGEMENT OF COMPANY;
BOARD OF MANAGERS; OFFICERS

Section 4.1.                                 General Management.  Other than matters reserved under this Agreement or under the Act to the Member for decision, the business and properties of the Company will be managed by a board of managers (the “Board of Managers”) with the power to appoint officers of the Company, to appoint and direct agents, to grant general or limited authority to officers, employees and agents of the Company and to execute and deliver contracts and other documents in the name and on behalf of the Company.

Section 4.2.                                 Appointment and Term.  The Member may appoint persons to serve as the managers (each, a “Manager”) on the Board of Managers.  Managers will serve until their successors are appointed by the Member or until their earlier death, disability, resignation, retirement or removal.  Each Manager is designated as a “manager” of the Company under Section 18-101 of the Act.

Section 4.3.                                 Size of Board; Independent Managers.

(a)                                 Size of Board.  The Board of Managers will have not less than three nor more than five Managers.  The number may be increased or reduced by amendment of this Agreement.  The Board of Managers will have five individuals, two of which will be Independent Managers.  As of the date of this Agreement, the Board of Managers consists of the following Managers:

Dave Webb

Jane L. Carnarvon

Susan J. Thomas

Frank B. Bilotta, as Independent Manager

Bernard J. Angelo, as Independent Manager

(b)                                 Independent Managers.  The Board of Managers of the Company will include at least two Managers who are Independent Managers.  So long as any Securities are outstanding, this Section 4.3(b) will not be amended without the affirmative vote or written consent of all of the members of the Board of Managers (including the Independent Managers).  When voting on matters subject to the vote of the Board of Managers, including those matters stated in Section 4.3(c), even if the Company is not then insolvent, the Independent Managers will take into account the interests of the creditors of the Company and the Titling Company Noteholders and holders of the Securities as well as the interests of the Company.  Except as stated in Section 4.3(b) or 4.3(c), any action permitted or required to be taken by the Board of Managers may be taken by a simple majority of the members of the Board of Managers.  The Board of Managers may delegate the day-to-day management of the Company to an individual or entity that may or may not be a Manager.  The actions stated in Sections 4.3(b) and 4.3(c) will be the only actions by the Board of Managers that will require the affirmative vote or written consent of all of the members of the Board of Managers including the Independent Managers.

(c)                                  Restricted Activities.  The Company may not, without the affirmative vote or written consent of all of the members of the Board of Managers (including two Independent Managers):

(i)                                     engage in any business or activity other than the Permitted Activities;

(ii)                                  amend Section 2.4 to permit the Company to engage in any business or activity other than the Permitted Activities;

(iii)                               if permitted by law, dissolve or liquidate, in whole or in part, merge or consolidate with or into any other entity or convey or transfer the Company’s properties and assets substantially as an entirety to any entity; or

(iv)                              start proceedings to be adjudicated bankrupt or insolvent, or consent to the start of bankruptcy or insolvency proceedings against the Company or file a petition seeking, or consent to, reorganization or relief under any applicable federal or state law relating to bankruptcy, or consent to the appointment of a receiver, liquidator, assignee, trustee, sequestrator or other similar official of the Company or a substantial part of the Company’s property, or make any assignment for the benefit of creditors, or admit in writing the Company’s inability to pay the Company’s debts generally as they become due, or take corporate action in furtherance of any such action.

(d)                                 Meetings.  Meetings of the Board of Managers may be called by any Manager on two business days’ prior notice to each other Manager.  The presence of a majority of the Managers then in office will be a quorum at any meeting of the Board of Managers.  Except as stated in Section 4.3(b) or 4.3(c), all actions of the Board of Managers will require the affirmative vote of a majority of the Managers then in office.  Meetings of the Board of Managers may be conducted in person or by conference telephone facilities.  Any action required or permitted to be taken at any meeting of the Board of Managers may be taken without a meeting and without prior notice if the number of Managers sufficient to approve the action under this Agreement consent in writing.

Section 4.4.                                 Power to Bind Company.  Notwithstanding the last sentence of Section 18-402 of the Act, only the Managers and Authorized Officers (acting in those respective capacities) have authority to bind the Company to any third party on any matter.

Section 4.5.                                 Restrictions on Power.  The Board of Managers will not have the authority to:

(a)                                 cause the Company to do any acts that violate or breach any Basic Document or other agreement entered into by the Company;

(b)                                 take any action that violates the Act, the Certificate of Formation or this Agreement;

(c)                                  take any action that would make it impossible to carry on the ordinary business of the Company;

(d)                                 admit any Person as a member of the Company;

(e)                                  knowingly perform any act that would subject the Member to loss of limited liability in any jurisdiction; or

(f)                                   except as permitted under Section 9.1, take any action to amend or modify the Certificate of Formation or this Agreement.

Section 4.6.                                 Obligations of Managers.

(a)                                 Maintain Company Existence.  Subject to Section 4.3(c)(iii), so long as any Securities are outstanding, the Board of Managers will take all action that may be necessary or appropriate for the continuation of the Company’s valid existence as a limited liability company under the laws of the State of Delaware (and in each other jurisdiction necessary to protect the limited liability of the Member or any Titling Company Noteholders or to enable the Company to conduct the Permitted Activities).

(b)                                 Conduct of Company Business.  Each Manager will devote to the Company the time the Manager determines is necessary to conduct the Company’s business in an appropriate manner.

(c)                                  Limited Liability of Member.  The Board of Managers will use commercially reasonable efforts, in the conduct of the Company’s activities and business, to put all Persons with whom the Company deals on notice that the Member is not liable for the Company’s obligations and all agreements to which the Company is a party will state that the Company is a limited liability company formed under the Act.

(d)                                 Tax Returns and Payments.  The Board of Managers will prepare or cause to be prepared and will file or cause to be filed on or before the due date any federal, state or local tax returns required to be filed by the Company. The Board of Managers will cause the Company to pay any taxes payable by the Company.  The Managers will not be required to cause the Company to pay any tax so long as the Company is contesting in good faith and by appropriate legal proceedings the validity, applicability or amount of the tax and the contest does not materially affect any right or interest of the Company.

(e)                                  Registrations and Qualifications.  The Board of Managers will cause the Company to be formed or qualified to engage in investment activities for Permitted Activities, or be registered under any applicable assumed or fictitious name statute or similar law in any state in which the Company then makes investments or transacts business, if the formation, reformation, qualification or registration is necessary or desirable in order to protect the limited liability of the Member or to permit the Company lawfully to own or make investments or transact business.

Section 4.7.                                 Resignation.  Any Manager may resign at any time on written notice of resignation to the Member.  Any resignation will be effective immediately unless another effective date is stated in the notice.  Acceptance of a resignation will not be necessary to make it effective.

Section 4.8.                                 Removal of Managers.  Any Manager may be removed, with or without cause, by the Member, provided that if there are fewer than two Independent Managers after any removal, the Manager will be replaced by an Independent Manager.

Section 4.9.                                 Filling of Vacancies.  For any increase in the number of Managers, or a vacancy in the Board of Managers, the additional Manager will be appointed by the Member.

Section 4.10.                          Managers’ Compensation.  Managers may receive reasonable compensation for their services with expenses, if any, determined by the Board of Managers and the Member.  The compensation and expense will be paid by the Member.

Section 4.11.                          Officers.

(a)                                 Authorized Officers.  The Board of Managers may appoint authorized officers of the Company (“Authorized Officers”) who may, on behalf of the Company, execute agreements to which the Company is a party and any document or certificate to be delivered for them or under them. Any Authorized Officer will have the right and authority to perform duties the Board of Managers delegates to them.  Each Authorized Officer will hold office for the term for which the Authorized Officer is appointed and until a successor is appointed and qualified or until the Authorized Officer’s death, resignation or removal.  A Person may hold multiple offices.  No Authorized Officer need be a Manager, the Member, a Delaware resident, or a United States citizen.  The compensation, if any, of the Authorized Officers of the Company will be determined by the Board of Managers.

(b)                                 Right and Authority.  Each Authorized Officer has the right and authority to take all actions specifically stated in the Certificate of Formation or this Agreement which may be taken by the Company or which the Authorized Officer considers necessary or advisable for the management and conduct of the Company’s business.

(c)                                  Removal.  Any Authorized Officer of the Company may be removed, with or without cause, by the Board of Managers at any time.  Any Authorized Officer of the Company may resign at any time by notice to the Company.  Resignation will be made in writing and will take effect at the time stated in the notice or, if no time is stated, at the time the Board of Managers receives the notice.  Any vacancy occurring in any office of the Company may be filled by the Board of Managers.

Section 4.12.                          Duties of Managers and Officers.  Each Manager and officer of the Company has a fiduciary duty of loyalty and care similar to that of directors and officers of for profit business organizations organized under the General Corporation Law of the State of Delaware.

ARTICLE V
CAPITAL STRUCTURE AND CONTRIBUTIONS;
SPECIFIED INTERESTS

Section 5.1.                                 Capital Structure.  Holdings is the sole member of the Company with an interest of 100% in the Company.

Section 5.2.                                 Capital Contributions.  The Board of Managers may determine that the Company requires capital and may request the Member to make capital contributions in an amount determined by the Board of Managers.  The Member may, but is not required, to make additional capital contributions.  A capital account will be maintained for the Member, to which contributions and profits will be credited and against which distributions and losses will be charged.

Section 5.3.                                 Designation of Specified Interests.

(a)                                 Specified Interests; Specified Assets.  The Member may direct the Company to designate a separate series of limited liability company interest in the Company within the meaning of Section 18-215 of the Act (each, a “Specified Interest”) and specify the Titling Company Assets that are or will be allocated to the Specified Interest.  The Titling Company Assets allocated to a Specified Interest are the “Specified Assets” for that Specified Interest.

(b)                                 Delivery of Specification Notice.  To designate a new Specified Interest, the Member will deliver a notice, substantially in the form of Exhibit A (each, a “Specification Notice”), to the Company at least one business day prior to the date that the Specified Interest will be issued (the “Specified Interest Issue Date”).  The Specification Notice will state the terms of the Specified Interest and the Specified Assets allocated to such Specified Interest, including:

(i)                                     the Specified Interest Issue Date;

(ii)                                  that (A) additional Leases and Leased Vehicles may be allocated to the Specified Interest or (B) no additional Leases and Leased Vehicles may be allocated to the Specified Interest;

(iii)                               the first date as of which Collections on the related Specified Assets will be allocated to the Specified Interest (the “Specified Interest Cutoff Date”);

(iv)                              a schedule listing the Leases and Leased Vehicles, if any, to be initially allocated to such Specified Interest (a “Schedule of Leases and Leased Vehicles”); and

(v)                                 that (A) Titling Company Notes may be issued by the Company for such Specified Interest (such Specified Interest a “Titling Company Note Specified Interest”) or (B) Titling Company Notes may not be issued by the Company for such Specified Interest.

(c)                                  Rights of Member.  On the Specified Interest Issue Date, the Member will hold the entire limited liability company interest in the Specified Assets for that Specified Interest at that time.  The Member, subject to the rights of any related Titling Company Noteholders and to the related Servicing Agreement and any other document to which the related Specified Assets are subject, will have the exclusive right to administer, manage and control the related Specified Assets, including the right to:

(i)                                     direct the Company to assign or otherwise transfer any related Leases, Leased Vehicles or other Specified Assets to, or to the order of, the Member;

(ii)                                  receive or direct the application of all Collections on the Specified Assets, which Collections will be assets of the Member;

(iii)                               designate, remove and direct the actions of the related Servicer and specify the terms of the related Servicing Agreement according to Section 5.5;

(iv)                              direct the Company to accept assignment of title to Leases and Leased Vehicles (or instruct the related Servicer, as their agent, to so direct the Company) for allocation to the Specified Interest according to Section 5.6;

(v)                                 direct the Company to reallocate any related Leases, Leased Vehicles or other Specified Assets to a different Specified Interest according to Section 5.6;

(vi)                              for a Titling Company Note Specified Interest, direct the Company to issue Titling Company Notes for the Specified Interest and pledge any or all of the related Specified Assets to secure such Titling Company Notes, subject to and according to the terms of this Agreement and the related Specification Notice; and

(vii)                           give directions to the Company, the Board of Managers or the related Servicer for the Specified Interest unless the directed action or inaction would conflict with this Agreement or any document to which the related Specified Assets are subject.

(d)                                 No Legal Title to Titling Company Assets.  Notwithstanding anything in this Agreement to the contrary, legal title to all Titling Company Assets will be vested at all times in the Company.  The Member will not have legal title to any Titling Company Assets.  However, as stated in Section 5.3(c)(vii), the Member may, subject to the related Servicing Agreement, direct the Company to deliver the related Specified Assets to the Member or at its direction.

Section 5.4.                                 Certain Other Agreements About Specified Interests.

(a)                                 Separate Records; Limitation of Liability.  According to Section 18-215 of the Act, the Company and the Member will maintain separate records for the Specified Assets allocated to each Specified Interest.  The Specified Assets allocated to each Specified Interest will be held and accounted for separately from the Specified Assets allocated to each other Specified Interest.  Except as required by applicable law or under this Agreement the debts, liabilities and obligations incurred, contracted for or otherwise existing for a Specified Interest will be enforceable against the Specified Assets allocated to that Specified Interest only, and not against the Company generally or the Specified Assets allocated to any other Specified Interest and none of the debts, liabilities, obligations and expenses incurred, contracted for or otherwise existing for the Company generally or the Specified Assets of any other Specified Interest will be enforceable against the Specified Assets allocated to other Specified Interests.

(b)                                 Acknowledgment of Limitation of Liability.  Each Security will include a statement limiting the obligation represented by such Security to the Specified Interest related to the Security was issued or entered into.  Each Security will also include an acknowledgment and agreement by the holder of the Securities to the effect that if an Insolvency Event occurs for the Company, any claim that such holder or party may seek to enforce at any time against the Company or the Specified Assets of any Specified Interest other than the Specified Interest in connection with which such Security was issued will be subordinate to the payment in full, including post-petition interest, of the claims of the holders of, or parties to, any Securities related to such other Specified Interest.

(c)                                  Subordination Agreement.  Each Security will include a statement that each holder of or party to such Security irrevocably makes the election provided to secured creditors by Section 1111(b)(1)(A)(i) of the Bankruptcy Code to receive the treatment provided by Section 1111(b)(2) of the Bankruptcy Code for any secured claim that such holder or party, as the case may be, may have at any time against the Company or against any Specified Interest other than the Specified Interest in connection with which such Security was issued.

(d)                                 No Petition.  Each Security will include a statement that each holder of or party to such Security agrees that, before the date that is one year and one day (or, if longer, any applicable preference period) after the payment in full of all distributions to all Titling Company Noteholders, it will not start or pursue against, or join any other Person in starting or pursuing against, the Company insolvency or liquidation proceedings or other proceedings under any bankruptcy or similar law.

Section 5.5.                                 Servicing Agreements.

(a)                                 Company Responsible for Servicing Specified Assets.  The Company, acting for the Member, will be responsible for the administration, servicing, management and control of the Specified Assets allocated to the Specified Interest.  The Company, acting for the Member, will engage a servicer to administer, manage and control the Specified Assets allocated to the related Specified Interest (each, a “Servicer”) under a servicing agreement (a “Servicing Agreement”).  The Company may assign to the related Servicer rights of the Company under this Agreement, including the rights granted to the Member under Section 5.3(c), to be exercised in connection with the Servicer’s performance of its obligations under the related Servicing Agreement.  Each Servicing Agreement will state the rights and obligations of the related Servicer, including:

(i)                                     the standards the Servicer will be required to use to service and administer the related Specified Assets and maintain the accounts, records and computer systems for the related Specified Assets; and

(ii)                                  the appointment of a custodian of the Lease Files for the related Specified Assets.

(b)                                 Titling of Leased Vehicles.  The Servicing Agreement for each Specified Interest will state that the related Servicer will cause the Certificate of Title for each Leased Vehicle assigned to the Titling Company for allocation to such Specified Interest to be issued in the name “CAB West LLC”.

(c)                                  Assignment for Enforcement.  The Leases are assigned to the Servicer for the related Specified Interest solely for the purpose of permitting the Servicer to perform its servicing and administrative obligations under this Agreement and the related Servicing Agreement, including the start or pursuit of or participation in legal proceedings to enforce a Lease or otherwise related to a Lease.  If in a legal proceeding it is held that the Servicer for the related Specified Interest may not enforce a Lease on the ground that it is not a real party in interest or a holder entitled to enforce the Lease, the Company will, at such Servicer’s expense and direction, assign the Lease to the Servicer solely for that purpose or take steps to enforce the Lease, including bringing suit in the name of the Company.

(d)                                 Titling Company Accounts.  If stated in the Servicing Agreement for any Specified Interest, the Company or the related Servicer will establish and maintain in the name of the Company, or other name that identifies the Company as the holder of the account, one or more separate deposit accounts or securities accounts for the benefit of the Member.  Any account will be under the sole dominion and control of the Member, subject to the rights of any related Titling Company Noteholders, except to the extent otherwise stated in the Servicing Agreement.

Section 5.6.                                 Allocation of Specified Assets.

(a)                                 Single Specified Interest.  If there is only one Specified Interest, all Titling Company Assets will be automatically deemed to be allocated to such Specified Interest on acquisition by the Company without further action by any party.

(b)                                 Multiple Specified Interests.  If there are more than one Specified Interests at any time, the Company will, or will cause the related Servicer to, maintain adequate records of any Leases, Leased Vehicles or other assets that have been or are to be (i) acquired by the Company for allocation to a Specified Interest, (ii) assigned or otherwise transferred from the Specified Interest or (iii) reallocated to another Specified Interest, including the following information for those assets:

(A)                               the Specified Interest to which such assets have been or are to be allocated and/or the Specified Interest from which such assets have been or are to be assigned or reallocated;

(B)                               the date of the acquisition, assignment or reallocation; and

(C)                               the date as of which Collections on such assets will be allocated or will cease to be allocated to the related Specified Interests.

No Titling Company Asset may be allocated at any time to more than one Specified Interest.  The allocation, assignment or reallocation of the Leases, Leased Vehicles or other assets identified in the notice will be effective on the date stated in the Specification Notice for the Specified Interest.

(c)                                  Reporting; Identification of Assets.  The Company (or the related Servicer on its behalf) will report to the Member for assets acquired, assigned, transferred, or reallocated under Section 5.6(b) in a manner agreed to by the Company (or the related Servicer on their behalf) and the Member to permit the Member to track its investment in each Specified Interest in the Company.  Any report will identify Leases, Leased Vehicles and any other Titling Company Assets in sufficient detail to permit the Member to identify such Titling Company Assets separately from any other Titling Company Assets.

(d)                                 Company Books and Records.  The Company will make all books and records maintained by the Company for the Titling Company Assets available to the Member for inspection, on reasonable notice and during the normal business hours of the Company.

Section 5.7.                                 Titling Company Notes.  The Company may issue Titling Company Notes for (and only for) any Titling Company Note Specified Interest.  If stated in the Titling Company Note Agreement for any Titling Company Notes or in the Specification Notice for the related Specified Interest, the related Titling Company Noteholders may designate a Titling Company Note Trustee to exercise the rights of such Titling Company Noteholders under this Agreement.  If no Titling Company Note Trustee is designated, unless otherwise stated in the related Specification Notice, the rights of the Titling Company Noteholders may be exercised only with the consent of 100% of the Titling Company Noteholders.

ARTICLE VI
PROFITS AND LOSSES; DISTRIBUTIONS

Section 6.1.                                 Profits and Losses.  For financial accounting and tax purposes, the Company’s net profits or net losses will be determined on an annual basis as determined by the Board of Managers.  In each year, profits and losses will be allocated entirely to the Member.

Section 6.2.                                 Distributions.  The Board of Managers will cause the Company to distribute any cash held by it which is neither reasonably necessary for the operation of the Company or the performance of its obligations under the Basic Documents nor in violation of Sections 18-607 or 18-804 of the Act or for any Permitted Activities.  The distributions of the Company will be allocated entirely to the Member.

ARTICLE VII
LIABILITIES; INDEMNIFICATION

Section 7.1.                                 Limitation on Liability.  Notwithstanding any other terms of this Agreement, whether express or implied, or obligation or duty at law or in equity, none of the Member, the Managers or any of their officers, directors, stockholders, partners, employees, representatives or agents, nor any officer, employee, representative or agent of the Company or its Affiliates will be liable to the Company or any other Person for any act or omission taken or omitted by that Person bound by this Agreement in the reasonable belief that the act or omission is in, or not contrary to, the best interests of the Company and is within the scope of authority granted to that Person by this Agreement if the act or omission is not fraud, willful misconduct, bad faith or gross negligence.

Section 7.2.                                 Indemnification.

(a)                                 Indemnification.  Subject to Section 7.2(f), any Person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that such Person is or was a Member, Manager, officer, employee, agent or legal representative of the Company (each, an “Indemnified Party”), will be indemnified and held harmless by the Company if legally permissible against all expenses, claims, damages, liabilities and losses (including judgments, interest on judgments, fines, charges, costs, amounts paid in settlement, expenses and attorneys’

fees incurred in investigating, preparing or defending any action, claim suit, inquiry, proceeding, investigation or any appeal taken by or before any court or governmental, administrative or other regulatory agency, body or commission), whether pending or merely threatened, whether or not any Indemnified Party is or may be a party, including interest on any of them, for the management or conduct of the business of the Company, except for any such amounts if they are found by a court of competent jurisdiction to have resulted from the gross negligence or willful misconduct of the Indemnified Parties or willful violations of this Agreement by the Indemnified Parties.  The Indemnified Parties may consult with counsel and accountants for the business of the Company and will be fully protected and justified, if allowed by law, in acting, or failing to act, if the action or failure to act is consistent with the advice or opinion of counsel or accountants.

(b)                                 Effect of Judgment.  The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or on a plea of nolo contendere or its equivalent, will not, of itself, create a presumption that the Person seeking indemnification did not act in good faith and in a manner the Person reasonably believed to be in or not opposed to the best interest of the Company or its creditors, and, for any criminal action or proceeding, had reasonable cause to believe that the Person’s conduct was unlawful.  Entry of a judgment by consent as part of a settlement will not be considered a final adjudication of liability for negligence or misconduct in the performance of duty, nor of any other issue or matter.

(c)                                  Expenses.  Subject to Section 7.2(f), expenses (including attorneys’ fees and disbursements) incurred by an Indemnified Party in defending any civil, criminal, administrative or investigative action, suit or proceeding may be paid by the Company in advance of the final disposition of the action, suit or proceeding as authorized by the Board of Managers in the specific case on receipt of an agreement by or on behalf of the Indemnified Party to repay that amount unless it is determined that the Person is entitled to be indemnified by the Company.  Expenses (including attorneys’ fees and disbursements) incurred by other employees or agents of the Company in defending in any civil, criminal, administrative or investigative action, suit or proceeding may be paid by the Company on terms and conditions the Board of Managers determined are appropriate.

(d)                                 No Personal Liability.  No Manager of the Company will be personally liable to the Company for monetary damages for any breach of fiduciary duty by that person as a Manager.  However, a Manager will be liable if provided by applicable law (i) for breach of the Manager’s duty of loyalty to the Company or the Member, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law or (iii) for any transaction from which the Manager derived an improper personal benefit.

(e)                                  No Exclusive Remedy.  The indemnification and advancement of expenses provided by this Section 7.2 will not be considered exclusive of any other rights to which those seeking indemnification or advancement may by entitled under any agreement, vote of the Board of Managers or otherwise, both for action in an official capacity and for action in another capacity while holding that office, and will continue for a Person who has ceased to be a Manager, employee or agent and will inure to the benefit of the heirs, executors and administrators of that Person.

(f)                                   Limited Recourse.  Any amounts payable by the Company according to this Section 7.2 will be payable solely up to funds available for such obligations and actually received by the Company under the Basic Documents, from capital contributions or for other Permitted Activities.  The Company’s obligations under this Section 7.2 will not be a claim against the Company if the Company does not have funds to make payment of those obligations.  Any claim that an Indemnified Party may have at any time against the Company that it may seek to enforce under this Agreement will be subordinate to the payment in full, including post-petition interest, if the Company becomes a debtor or debtor in possession in a case under any applicable federal or state bankruptcy, insolvency or other similar law now or later in effect or subject to any insolvency, reorganization, liquidation, rehabilitation or other similar proceedings, of the claims of the holders of any Securities which are collateralized or secured by the assets of the Company.

Section 7.3.                                 Survival of Indemnification.  The indemnities in Section 7.2 will survive the resignation, removal or termination of any Indemnified Party or the termination of this Agreement.  Any repeal or modification of this Article VII will not adversely affect any rights of the Indemnified Party under this Article VII, including the right to indemnification and to the advancement of expenses of an Indemnified Party existing at the time of the repeal or modifications for any acts or omissions occurring before the repeal or modification.

ARTICLE VIII
OTHER AGREEMENTS

Section 8.1.                                 Dissolution of the Company.

(a)                                 Dissolution Events.  The Company will be dissolved on any of the following events:

(i)                                     the termination of the legal existence of the last remaining member of the Company or the occurrence of any other event which terminates the continued membership of the last remaining member of the Company in the Company unless the business of the Company is continued as permitted by this Agreement or the Act; or

(ii)                                  the entry of a decree of judicial dissolution under the Act.

(b)                                 No Remaining Member.  On the occurrence of any event that causes the last remaining member of the Company to cease to be a member of the Company, if permitted by law, the personal representative of the member is authorized to, and will, within 90 days after the occurrence of the event that terminated the continued membership of the member in the Company, agree in writing (i) to continue the Company and (ii) to the admission of the personal representative or its nominee or designee as a substitute member of the Company, effective as of the occurrence of the event that terminated the continued membership of the last remaining member in the Company.

(c)                                  Insolvency of Member.  An Insolvency Event for the Member or a Special Member will not cause the Member or Special Member to cease to be a member of the Company and on the occurrence of an Insolvency Event for the Member or a Special Member, the business of the Company will continue without dissolution.

(d)                                 Waiver of Right to Dissolve.  Each of the Member and the Special Members waives any right it might have to agree in writing to dissolve the Company on an Insolvency Event for the Member or a Special Member, or the occurrence of an event that causes the Member or a Special Member to cease to be a member of the Company.

(e)                                  Distribution of Titling Company Assets.  On dissolution of the Company, the Company will distribute all Titling Company Assets to the Member, including title to the related Leased Vehicles by causing the Certificates of Title to be reregistered in the name of, or at the direction of, the Member.

Section 8.2.                                 Waiver of Partition; Nature of Interest.  Except as stated in this Agreement, if permitted by law, each of the Member and the Special Members irrevocably waives any right or power that the Person might have to cause the Company or its assets to be partitioned, to cause the appointment of a receiver for all or any part of the assets of the Company, to compel any sale of all or any part of the assets of the Company under any applicable law or to file a complaint or to start any proceeding at law or in equity to cause the dissolution, liquidation, winding up or termination of the Company.  The Member will not have any interest in any specific assets of the Company, and the Member will not have the status of a creditor for any distribution under Section 6.2.  The interest of the Member in the Company is personal property.

Section 8.3.                                 Termination of Company or Specified Interest.

(a)                                 Termination of Company.  So long as no Titling Company Notes are outstanding, this Agreement and the Company may be terminated at the direction of the Member.  On termination, the Company will distribute all Titling Company Assets to the Member, including title to the related Leased Vehicles by causing the Certificates of Title to be reregistered in the name of, or at the direction of, the Member.

(b)                                 Termination of Specified Interests.  Any Specified Interest may be terminated on receipt by the Company of direction from the Member, subject to the rights of any Titling Company Noteholders.  On termination, the Company will distribute to the Member, subject to the rights of any Titling Company Noteholders, all related Specified Assets, including title to the related Leased Vehicles by causing the Certificates of Title to be reregistered in the name of, or at the direction of, the Member.

Section 8.4.                                 No State Law Partnership.  The Member intends to form a limited liability company and does not intend to form a partnership under the laws of the State of Delaware or any other laws.

Section 8.5.                                 Binding Agreement.  The Member agrees that this Agreement is a legal, valid and binding agreement of the Member, enforceable against the Member by the Independent Managers according to its terms.

ARTICLE IX
MISCELLANEOUS

Section 9.1.                                 Amendments.  Except for amendments required by law, this Agreement and the Certificate of Formation may be amended only in writing by the Member existing at the time of this Agreement.  However, so long as any Securities are outstanding, no amendment will be effective without satisfaction of the Rating Agency Condition, and Sections 4.3(b) and 4.3(c) may be amended only with the affirmative vote or written consent of all of the members of the Board of Managers (including two Independent Managers).  An amendment will become effective as of the date stated in the approval of the Member or if none is stated as of the date of approval or as stated in the Act.

Section 9.2.                                 Benefit of Agreement.  This Agreement is for the benefit of and will be binding on the Member and its permitted successors and assigns.  This Agreement will not be for the benefit of or enforceable by any creditor of the Company or by any creditor of the Member or a Special Member.  Nothing in this Agreement will be deemed to create any right in any Person (other than the Indemnified Parties) not a party to this Agreement, and no other Person will have any right or obligation under this Agreement.

Section 9.3.                                 GOVERNING LAW.  THIS AGREEMENT WILL BE GOVERNED BY AND CONSTRUED ACCORDING TO THE LAWS OF THE STATE OF DELAWARE, EXCEPT THAT, UNDER SECTION 3809 OF TITLE 12 OF THE DELAWARE CODE, THE DOCTRINE OF MERGER WILL NOT BE APPLICABLE TO THIS AGREEMENT.

Section 9.4.                                 Severability.  If a part of this Agreement is held invalid, illegal or unenforceable, then it will be deemed severable from the remaining Agreement and will not affect the validity, legality or enforceability of the remaining Agreement.

Section 9.5.                                 Headings.  The headings in this Agreement are included for convenience and will not affect the meaning or interpretation of this Agreement.

Section 9.6.                                 Counterparts.  This Agreement may be executed in multiple counterparts.  Each counterpart will be an original and all counterparts will together be one document.

[Remainder of Page Left Blank]

EXECUTED BY:

CAB WEST HOLDINGS, LLC,
as Member

By:		/s/ Susan J. Thomas
	Name:	Susan J. Thomas
	Title:	Secretary

[Signature Page to Limited Liability Company Agreement (2d A&R)]

ACKNOWLEDGED AND AGREED
with respect to Section 1.3:

U.S. BANK NATIONAL ASSOCIATION,
not in its individual capacity but solely as Titling Company Registrar

By:		/s/ Melissa Rosal
	Name:	Melissa Rosal
	Title:	Vice President

FORD MOTOR CREDIT COMPANY LLC,
as Titling Company Administrator

By:		/s/ Susan J. Thomas
	Name:	Susan J. Thomas
	Title:	Secretary

[Signature Page to Limited Liability Company Agreement (2d A&R)]

CONSENTED TO BY:

/s/ Frank B. Bilotta
Frank B. Bilotta
as an Independent Manager

/s/ Bernard J. Angelo
Bernard J. Angelo
as an Independent Manager

/s/ David A. Webb
David A. Webb
as a Manager

/s/ Jane L. Carnarvon
Jane L. Carnarvon
as a Manager

/s/ Susan J. Thomas
Susan J. Thomas
as a Manager

[Signature Page to Limited Liability Company Agreement (2d A&R)]

EXHIBIT A

Form of Specification Notice

CAB WEST LLC

SPECIFICATION NOTICE

[              ], 20

To:                             CAB West LLC (the “Company”)

Re:                             Designation of [        ]

Reference is made to the Second Amended and Restated Limited Liability Company Agreement, dated as of February 5, 2003, as amended and restated as of December 1, 2015 (the “Titling Company Agreement”), by CAB West Holdings, LLC, as Member.  Capitalized terms used but not defined in this Specification Notice are defined in the Titling Company Agreement, which also contains usage rules that apply to this Specification Notice.

1.                                      Under Section 5.3(a) of the Titling Company Agreement, you are directed to designate a Specified Interest of the Company, to be known as the “[             ] Specified Interest”, representing the entire limited liability company interest in the Specified Assets allocated from time to time to such Specified Interest and listed in the Schedule of [   ] Assets.

2.                                      The [             ] Specified Interest will be a separate series of the Company within the meaning of Section 18-215(a) of the Act.

3.                                      Under Section 5.3(b)(i) of the Titling Company Agreement, the Specified Interest Issue Date of the [             ] Specified Interest is [             ].

4.                                      Under Section 5.3(b)(iii) of the Titling Company Agreement, the Specified Interest Cutoff Date for the [             ] Specified Interest will be [             ].

5.                                      Under Section 5.3(b)(v) of the Titling Company Agreement, Titling Company Notes [may] [may not] be issued for the [         ] Specified Interest.

6.                                      Under Section 5.3(c) of the Titling Company Agreement, the Member is designated as the holder of the entire limited liability company interest relating to the [             ] Specified Interest as of the [             ] Specified Interest Issue Date, and has certain rights for the [         ] Specified Interest, including the right to receive or direct the application of all Collections on the related Specified Assets, which Collections will be assets of the Member.

EA-1

EXECUTED BY:

[ ]
as Member

By:
Name:
Title:

EA-2